Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Shire Pharmaceuticals Group plc Registration Statement on Form S-8 (No. 333-91552) of our report dated June 28, 2005, appearing in the Annual Report on Form 11 K of the 1997 Restated Shire 401(k) Savings Plan and Trust for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

June 28, 2005